News Release

Investor Contact:
Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com

Media Contact:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com



UNISYS ANNOUNCES THIRD-QUARTER 2013 FINANCIAL RESULTS

BLUE BELL, Pa., October 22, 2013 - Unisys Corporation (NYSE: UIS) today reported a third-quarter 2013 net loss of $11.6 million, or a loss of 26 cents per diluted share, which included $22.6 million of pension expense. In the third quarter of 2012, the company reported a net loss of $12.4 million, or a loss of 28 cents per diluted share, which included $28.9 million of pension expense and $23.1 million of debt reduction charges. Excluding pension expense in both periods and the debt reduction charge in the year-ago period, non-GAAP diluted earnings per share(1) in the third quarter of 2013 was 25 cents compared with 85 cents in the third quarter of 2012. Pre-tax income in the third quarter of 2013 was $23.5 million compared to $27.6 million in the third quarter of 2012.

The company reported a third-quarter 2013 income tax provision of $27.0 million compared with $32.7 million in the third quarter of 2012. The third-quarter 2013 and third-quarter 2012 tax provisions included charges of $11.4 million and $9.2 million, respectively, related to a change in applicable corporate tax rates in the U.K.

Third-quarter 2013 revenue declined 10 percent to $792 million from $877 million in the year-ago quarter primarily driven by a $57 million decline in technology revenue. Foreign currency translations had a one percentage-point negative impact on revenue comparisons in the quarter.

"While we were encouraged by improved operating profit margins in our services business, both sequentially and compared to the year-ago quarter, our third-quarter results were impacted by lower technology revenue, which can vary significantly from quarter to quarter," said Unisys Chairman and CEO Ed Coleman. "We are focused on our goal of maintaining flat technology revenue for the full year and look to close out the year with a strong fourth quarter. Longer term, we are excited about the growth prospects of our newer technology offerings, such as our Unisys Stealth suite of cybersecurity products and our recently announced Forward! by Unisys computing platform."

THIRD-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

U.S. revenue declined 2 percent in the quarter while international revenue declined 15 percent. On a constant currency basis (2), international revenue declined 13 percent, primarily due to lower technology revenue.

Reflecting the lower technology revenue, the company reported an overall third-quarter 2013 gross profit margin of 21.7 percent, down from 24.9 percent a year ago. Operating expenses (SG&A and R&D expenses) declined 6 percent from the year-ago period. The company reported a third-quarter 2013 operating profit of $24.0 million, or 3.0 percent of revenue, compared with an operating profit of $61.2 million, or 7.0 percent of revenue, in the third quarter of 2012.

Third-quarter 2013 services revenue declined 4 percent (2 percent on a constant currency basis) from the prior-year quarter, primarily driven by lower IT outsourcing revenue. Third-quarter 2013 services gross profit margin improved to 21.1 percent from 19.9 percent a year ago and services operating profit margin improved to 7.7 percent from 6.0 percent a year ago.

Third-quarter 2013 services orders grew slightly from year-ago levels as order growth for IT outsourcing and systems integration offset order declines in other areas. Services backlog at September 30, 2013 was $4.8 billion, consistent with June 30, 2013 levels and down 5 percent from December 31, 2012.

Third-quarter 2013 technology revenue, which represented 9 percent of overall company revenue in the quarter, declined 44 percent from the prior-year quarter due to lower sales of ClearPath enterprise software and servers. Reflecting the lower ClearPath sales, third-quarter 2013 technology gross profit margin declined to 35.3 percent compared to 59.9 percent in the year-ago quarter and technology operating profit (loss) margin was (11.0) percent compared to 29.1 percent in the year-ago quarter.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys generated $16 million of cash from operations in the third quarter of 2013, including $40 million of pension contributions. In the third quarter of 2012, the company generated $17 million of cash from operations, which included $56 million of pension contributions. Capital expenditures in the third quarter of 2013 were $39 million compared with $32 million in the year-ago quarter. After capital expenditures, the company used $23 million of free cash(3) in the third quarter of 2013 compared with free cash usage of $15 million in the third quarter of 2012. Free cash flow before pension contributions was $17 million in the third quarter of 2013 compared with $42 million in the year-ago quarter.

At September 30, 2013, the company reported a cash balance of $556 million and total debt of $210 million.

NON-GAAP INFORMATION
Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP diluted earnings per share, free cash flow, and free cash flow before pension contributions.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

 (1) Non-GAAP diluted earnings per share - The company recorded pension expense of $22.6 million and $28.9 million during the third quarters of 2013 and 2012, respectively. In addition, as a result of debt reductions, Unisys recorded a charge of $23.1 million during the third quarter of 2012. In an effort to provide investors with a perspective on the company's earnings without these charges, they are excluded from the non-GAAP diluted earnings per share calculations.

(2) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

 (3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, we bring together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 22,500 employees, Unisys serves commercial organizations and government agencies throughout the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.
####

RELEASE NO.: 1022/9201

Unisys, ClearPath, Unisys Stealth and Forward! by Unisys are registered trademarks or trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months         Nine Months
                          Ended September 30   Ended September 30
                          ------------------   ------------------
                            2013      2012       2013      2012
                          --------  --------   --------  --------
Revenue
  Services                  $720.0    $748.0   $2,182.7  $2,386.7
  Technology                  72.1     129.4      277.9     340.4
                          --------  --------   --------  --------
                             792.1     877.4    2,460.6   2,727.1
Costs and expenses
  Cost of revenue:
    Services                 580.3     612.5    1,797.1   1,927.0
    Technology                40.3      46.3      130.5     112.5
                          --------  --------   --------  --------
                             620.6     658.8    1,927.6   2,039.5
Selling, general and
  administrative             131.7     138.6      418.8     422.0
Research and development      15.8      18.8       50.6      61.0
                          --------  --------   --------  --------
                             768.1     816.2    2,397.0   2,522.5
                          --------  --------   --------  --------
Operating profit              24.0      61.2       63.6     204.6

Interest expense               2.4       7.8        7.7      25.0
Other income (expense), net    1.9     (25.8)      11.1     (34.9)
                          --------  --------   --------  --------
Income before
  income taxes                23.5      27.6       67.0     144.7
Provision for income taxes    27.0      32.7       71.1      76.8
                          --------  --------   --------  --------
Consolidated net
  income (loss)               (3.5)     (5.1)      (4.1)     67.9
Net income attributable to
  noncontrolling interests     4.1       3.3        8.9       8.2
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation       (7.6)     (8.4)     (13.0)     59.7
Preferred stock dividend       4.0       4.0       12.1      12.1
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation
  common shareholders       ($11.6)   ($12.4)    ($25.1)    $47.6
                          ========  ========   ========  ========

Earnings (loss) per common share attributable
  to Unisys Corporation
    Basic                  ($  .26)  ($  .28)   ($  .57)  $  1.09
                          ========  ========   ========  ========
    Diluted                ($  .26)  ($  .28)   ($  .57)  $  1.08
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                     43,811    43,966     43,883    43,827
  Diluted                   43,811    43,966     43,883    44,273

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
September 30, 2013
------------------
Customer revenue        $792.1                $720.0       $72.1
Intersegment                       ($22.3)       0.4        21.9
                      --------   --------   --------    --------
Total revenue           $792.1     ($22.3)    $720.4       $94.0
                      ========   ========   ========    ========
Gross profit percent     21.7%                 21.1%       35.3%
                      ========              ========    ========
Operating profit
  (loss) percent          3.0%                  7.7%      (11.0%)
                      ========              ========    ========
Three Months Ended
September 30, 2012
------------------
Customer revenue        $877.4                $748.0      $129.4
Intersegment                       ($16.2)       0.6        15.6
                      --------   --------   --------    --------
Total revenue           $877.4     ($16.2)    $748.6      $145.0
                      ========   ========   ========    ========
Gross profit percent     24.9%                 19.9%       59.9%
                      ========              ========    ========
Operating profit
  percent                 7.0%                  6.0%       29.1%
                      ========              ========    ========

Nine Months Ended
September 30, 2013
------------------
Customer revenue      $2,460.6              $2,182.7      $277.9
Intersegment                       ($56.5)       1.3        55.2
                      --------   --------   --------    --------
Total revenue         $2,460.6     ($56.5)  $2,184.0      $333.1
                      ========   ========   ========    ========

Gross profit percent     21.7%                 18.9%       48.4%
                      ========              ========    ========
Operating profit
  percent                 2.6%                  4.9%        6.7%
                      ========              ========    ========
Nine Months Ended
September 30, 2012
------------------
Customer revenue      $2,727.1              $2,386.7      $340.4
Intersegment                       ($85.8)       2.0        83.8
                      --------   --------   --------    --------
Total revenue         $2,727.1     ($85.8)  $2,388.7      $424.2
                      ========   ========   ========    ========

Gross profit percent     25.2%                 19.9%       61.8%
                      ========              ========    ========
Operating profit
  percent                 7.5%                  6.3%       27.8%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                       September 30, December 31,
                                           2013         2012
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $555.9       $655.6
Accounts and notes receivable, net           572.7        670.2
Inventories
   Parts and finished equipment               35.6         29.3
   Work in process and materials              19.5         20.7
Deferred income taxes                         17.0         21.6
Prepaid expense and other
 current assets                              126.6        115.0
                                        ----------   ----------
Total                                      1,327.3      1,512.4
                                        ----------   ----------
Properties                                 1,184.0      1,262.2
Less accumulated depreciation
  and amortization                         1,018.6      1,085.8
                                        ----------   ----------
Properties, net                              165.4        176.4
                                        ----------   ----------
Outsourcing assets, net                      119.2        126.3
Marketable software, net                     125.1        124.2
Prepaid postretirement assets                 27.7          3.3
Deferred income taxes                        139.8        162.7
Goodwill                                     189.7        192.3
Other long-term assets                       143.5        122.8
                                        ----------   ----------
Total                                     $2,237.7     $2,420.4
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Current maturities of long-term debt          $0.1         $0.3
Accounts payable                             218.6        228.6
Deferred revenue                             343.1        389.5
Other accrued liabilities                    353.9        411.9
                                        ----------   ----------
Total                                        915.7      1,030.3
                                        ----------   ----------
Long-term debt                               210.0        210.0
Long-term postretirement liabilities       2,404.8      2,553.5
Long-term deferred revenue                   109.5        123.1
Other long-term liabilities                  107.6         92.2
Commitments and contingencies
Total deficit                             (1,509.9)    (1,588.7)
                                        ----------   ----------
Total                                     $2,237.7     $2,420.4
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                              Nine Months Ended
                                                 September 30
                                              ------------------
                                                2013       2012 *
                                              -------    -------
Cash flows from operating activities
Consolidated net income (loss)                  ($4.1)     $67.9
Add (deduct) items to reconcile consolidated net
 income (loss) to net cash provided by operating activities:
Foreign currency transaction loss                 6.5          -
Loss on debt extinguishment                         -       30.6
Employee stock compensation                      10.8       11.8
Company stock issued for U.S. 401(k) plan           -        6.2
Depreciation and amortization of properties      35.1       41.8
Depreciation and amortization of
 outsourcing assets                              39.4       44.1
Amortization of marketable software              46.4       42.5
Disposals of capital assets                       1.4        6.2
Gain on sale of business                            -      (11.7)
Pension plans contributions                    (101.6)    (175.1)
Decrease in deferred income taxes, net           29.4       22.3
Decrease in receivables, net                     66.3       58.0
(Increase) decrease in inventories               (5.6)       5.1
Decrease in accounts payable
 and other accrued liabilities                 (123.3)    (137.7)
Increase in other liabilities                    59.7       58.9
(Increase) decrease in other assets             (14.1)      39.2
Other                                            (0.1)      (2.7)
                                              -------    -------
Net cash provided by operating activities        46.2      107.4
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    3,850.2    2,786.6
 Purchases of investments                    (3,857.8)  (2,784.2)
 Restricted deposits                              1.1       (1.1)
 Investment in marketable software              (47.3)     (42.9)
 Capital additions of properties                (26.1)     (26.0)
 Capital additions of outsourcing assets        (29.6)     (27.8)
 Net proceeds from sale of business                 -        5.2
                                              -------    -------
Net cash used for investing activities         (109.5)     (90.2)
                                              -------    -------
Cash flows from financing activities
 Purchases of common stock                      (11.5)         -
 Payments of long-term debt                         -     (388.9)
 Dividends paid to noncontrolling interests         -       (4.5)
 Dividends paid on preferred shares             (12.1)     (12.1)
 Proceeds from exercise of stock options          4.5        0.4
 Proceeds from issuance of long-term debt           -      204.8
 Net proceeds from short-term borrowings            -        0.2
                                              -------    -------
Net cash used for financing activities          (19.1)    (200.1)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (17.3)       9.6
                                              -------    -------
Decrease in cash and cash equivalents           (99.7)    (173.3)
Cash and cash equivalents, beginning of
 period                                         655.6      714.9
                                              -------    -------
Cash and cash equivalents, end of period       $555.9     $541.6
                                              =======    =======
*Certain components of net cash provided by operating activities were changed to present pension contributions separately, consistent with the 2013 presentation.

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                              Three Months        Nine Months
                           Ended September 30 Ended September 30
                            -----------------  -----------------
                              2013     2012      2013     2012
                            -------- --------  -------- --------
GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders         ($11.6)  ($12.4)   ($25.1)   $47.6

Debt reduction charges,
  net of tax                     0.0     23.1       0.0     30.6
FAS87 pension charges,
  net of tax                    22.6     28.9      66.8     75.0
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys Corporation
  common shareholders           11.0     39.6      41.7    153.2

Add preferred stock dividend     4.0      4.0      12.1     12.1
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $15.0    $43.6     $53.8   $165.3
                            ======== ========  ======== ========
Weighted average
  shares (thousands)          43,811   43,966    43,883   43,827

Plus incremental shares from assumed conversion:
  Employee stock plans           436      458       445      445
  Preferred stock                  0    6,913         0    6,913
                            -------- --------  -------- --------
GAAP adjusted weighted
  average shares              44,247   51,337    44,327   51,185
                            ======== ========  ======== ========
Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share          ($11.6)  ($12.4)   ($25.1)   $47.6

Divided by adjusted weighted
  average shares              43,811   43,966    43,883   44,273
GAAP net income (loss)
  per diluted share          ($  .26) ($  .28)  ($  .57) $  1.08
                            ======== ========  ======== ========
Non-GAAP basis
Non-GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share           $11.0    $43.6     $41.7   $165.3

Divided by Non-GAAP adjusted
  weighted average shares     44,247   51,337    44,327   51,185

Non-GAAP net income
  per diluted share           $  .25   $  .85    $  .94  $  3.23
                            ======== ========  ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                              Three Months        Nine Months
                           Ended September 30 Ended September 30
                            -----------------  -----------------
                              2013     2012      2013     2012
                            -------- --------  -------- --------
Cash provided by operations    $16.0    $16.9     $46.2   $107.4

Additions to marketable
  software                     (17.7)   (14.3)    (47.3)   (42.9)
Additions to properties         (9.9)    (8.1)    (26.1)   (26.0)
Additions to outsourcing
  assets                       (11.3)    (9.1)    (29.6)   (27.8)
                            -------- --------  -------- --------
Free Cash Flow                 (22.9)   (14.6)    (56.8)    10.7
Pension funding                 40.3     56.3     101.6    175.1
                            -------- --------  -------- --------
Free cash flow before
  pension funding              $17.4    $41.7     $44.8   $185.8
                            ======== ========  ======== ========